Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: November 18, 2019

BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC

By:	/s/ ERIC M. ALBERT
Name: Eric M. Albert, Chief Compliance Officer

BLUEMOUNTAIN GP HOLDINGS, LLC

By:	/s/ ERIC M. ALBERT
Name: Eric M. Albert, Chief Compliance Officer

BLUEMOUNTAIN SUMMIT OPPORTUNITIES GP II, LLC
BY: BLUEMOUNTAIN GP HOLDINGS, LLC

By:	/s/ ERIC M. ALBERT
Name: Eric M. Albert, Chief Compliance Officer

BMSB L.P.
BY: BLUEMOUNTAIN SUMMIT OPPORTUNITIES GP II, LLC
BY: BLUEMOUNTAIN GP HOLDINGS, LLC

By:	/s/ ERIC M. ALBERT
Name: Eric M. Albert, Chief Compliance Officer

BLUEMOUNTAIN FOINAVEN GP, LLC
BY: BLUEMOUNTAIN GP HOLDINGS, LLC

By:	/s/ ERIC M. ALBERT
Name: Eric M. Albert, Chief Compliance Officer

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.
BY: BLUEMOUNTAIN FOINAVEN GP, LLC
BY: BLUEMOUNTAIN GP HOLDINGS, LLC

By:	/s/ ERIC M. ALBERT
Name: Eric M. Albert, Chief Compliance Officer